AMENDMENT 1 TO
                             PARTICIPATION AGREEMENT
                                      Among
                       OPPENHEIMER VARIABLE ACCOUNT FUNDS,
                             OPPENHEIMERFUNDS, INC.
                                       and
                   AMERICAN ENTERPRISE LIFE INSURANCE COMPANY


         THIS AMENDMENT 1 TO PARTICIPATION AGREEMENT ("Amendment 1") is effective as of June 15, 1999, among OPPENHEIMER VARIABLE ACCOUNT FUNDS (the "Fund"), OPPENHEIMERFUNDS, INC. (the "Adviser"), and AMERICAN ENTERPRISE LIFE INSURANCE COMPANY (the "Company"). Capitalized terms not otherwise defined herein will have the meaning ascribed to them in the Agreement (defined below).

         WHEREAS, the Fund, the Adviser and the Company are parties to the Participation Agreement dated October 30, 1997 (the "Agreement") in connection with the participation by the Funds in Contracts offered by the Company to its clients; and

         WHEREAS, the Company now desires to expand the number of Portfolios of the Fund made available as underlying investment media for the Contracts; and

         WHEREAS, the parties to this Amendment 1 now desire to modify the Agreement as provided herein.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

       1. Amendment to Notices Provision. In Article IX, the reference under notices "If to the Company" to Peter L. Slattery, Director-Variable Assets Product Management, is hereby deleted in its entirety and replaced with a reference to "President."

       2. Amendment to Schedule 2. Schedule 2 of the Agreement is hereby amended to read as follows:

                                   Schedule 2

                                    Contracts


Contract Form 34560                           Contract Form 43410
Contract Form 43260                           and state variations of this form
and state variations of these forms


       3. Amendment to Schedule3. Schedule 3 of the Agreement is hereby amended to read as follows:

                                   Schedule 3

                                   Portfolios


Under Contract Form 34560, 43260 and state variations of these forms:

Oppenheimer Capital Appreciation Fund/VA (formerly Oppenheimer Variable Account Funds/Oppenheimer Growth Fund)

Oppenheimer High Income Fund/VA (formerly Oppenheimer Variable Account Funds/Oppenheimer High Income Fund)


Under Contract Form 43410 and state variations of this form:

Oppenheimer Global Securities Fund/VA
Oppenheimer Main Street Growth & Income Fund/VA
Oppenheimer Strategic Bond Fund/VA

         4. Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment 1 and the Agreement, it is the intention of the parties that the terms of this Amendment 1 will control and the Agreement will be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment 1, the parties hereby confirm and ratify the Agreement.

         5. Counterparts. This Amendment 1 may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one instrument.

         6. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment 1 as of the date first above written.


AMERICAN ENTERPRISE LIFE
INSURANCE COMPANY                                 ATTEST

By:/s/ James E. Choat                             By:/s/ Mary Ellyn Minenko

Name:  James E. Choat                             Name:  Mary Ellyn Minenko

Title: President                                  Title: Assistant Secretary


OPPENHEIMER VARIABLE ACCOUNT
FUNDS                                             OPPENHEIMERFUNDS, INC.

By:/s/ Andrew J. Donohue                          By:/s/ Wesley W. Mayer

Name:  Andrew J. Donohue                          Name:  Wesley W. Mayer

Title: Vice President                             Title: Vice President